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                                                                   EXHIBIT 10(g)

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT dated as of this 20th day of August, 2001 (the "Amendment") to the Employment Agreement dated as of December 14, 1994 (the "Employment Agreement"), as amended, by and between UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., a Delaware corporation (the "Company"), and Yehuda Tzur ("Employee"). Unless otherwise defined herein, terms defined in the Employment Agreement are used herein as therein defined.

                                    RECITALS

         A. The Company recognizes that Employee has provided, and now is providing, valuable services to the Company.

         B. The Company desires to motivate Employee to continue to provide his services to the Company.

         C. Employee and the Company have agreed to revise the Employment Agreement as it relates to severance payments.

         NOW, THEREFORE, in consideration of foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

         1. RECITALS. The recitals set forth above are incorporated by reference herein and made a part hereof as if fully rewritten.

         2. TERMINATION OF EMPLOYMENT. Subparagraph (d) of paragraph 7 of the Employment Agreement is duly amended and restated to read as follows:

                  (d) Termination With and Without Cause; Resignation. After January 1, 1998, the Board of Directors, by vote of a majority thereof, other than Employee, may terminate Employee's employment hereunder, at any time, upon ninety (90) days' written notice to Employee of such termination. Employee may voluntarily terminate his employment under this Agreement by giving Employer not less than sixty (60) days' written notice. Following the effective date of any termination without cause, Employer: (i) shall pay to Employee a severance payment in an amount equal to two (2) years' salary, as then in effect under the Employment Agreement, with such amounts to be paid in two (2) equal payments: one payment equal to fifty percent (50%) of the amount owed on the date that Employer notifies Employee of his termination (the "Termination Date"), and the final payment equal to the balance owed within sixty (60) days of the Termination Date; and (ii) shall continue to provide medical insurance and related health benefits to Employee at the level being provided as of the date of termination of employment (and to the extent the Employer is unable to provide continued insurance to Employee following termination of employment due to the fact that Employee is no longer employed by Employer or at any of its subsidiaries, then Employer shall provide to Employee on a monthly basis the amount of cash that it would have been required to pay to maintain comparable coverage on a monthly basis had Employee continued to be employed by Employer) until the earlier to occur of: (a) five (5) years after the date of termination without cause; or (b) the first date when Employee begins full time employment with another employer after such termination. In addition, Employer shall be obligated to pay the unpaid portion, if any, of the Employee's Base Salary and any expense reimbursement for the period through the effective date of


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         Employee's termination or resignation which is due and remains unpaid,
         Employee's share of any declared bonus and any entitlement due Employee under any stock, retirement or benefit plans. If Employer terminates Employee for "cause," or Employee resigns, Employer shall not have any obligation to pay Employee any severance payment but shall be obligated to pay all amounts set forth in the preceding sentence. For purposes of this Employment Agreement, cause shall mean: (a) the commission by Employee of theft or embezzlement of Employer's property or other acts of dishonesty; (b) the commission by the Employee of a crime resulting in injury to the business, property or reputation of Employer or any affiliate of Employer or commission of other significant activities harmful to the business or reputation of Employer or any affiliate of Employer; (c) the commission of an act by Employee in the performance of his duties hereunder determined by the Board of Directors of Employer to amount to gross, willful, or wanton negligence; or (d) any significant violation of any statutory or common law duty of loyalty to Employer. Employee shall not be deemed to have resigned if Employee's resignation is caused by a reduction in the base salary payable to Employee.

         3.       MISCELLANEOUS.

         a. Counterparts. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         b. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         c. Governing Law. This amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of Illinois.

         d. Conflicts. All parties acknowledge that Shefsky & Froelich Ltd. has provided legal services in the past for Employee, but in preparing this Agreement, it has acted solely as counsel for the Company and has advised Employee to retain independent counsel with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                   UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                   By:  /s/ Arvin Scott
                                      ----------------------------------------
                                   Title:  Chief Executive Officer
                                         -------------------------------------

                                   EMPLOYEE:

                                     /s/ Yehuda Tzur
                                   -------------------------------------------
                                   Yehuda Tzur